                                                                    EXHIBIT 1.1

                        COMMUNITY FIRST BANKING COMPANY
                         1,551,250 TO 2,098,750 SHARES

                                 COMMON STOCK
                          ($.01 PAR VALUE PER SHARE)

                               $20.00 PER SHARE


                            SALES AGENCY AGREEMENT
                            ----------------------


Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina 27609

Dear Sirs:

     Community First Banking Company, a Georgia corporation (the "Company"), CF Mutual Holdings, a federally chartered mutual holding company (the "Mutual Holding Company") and Carrollton Federal Bank, FSB, a federally-chartered and federally-insured stock savings bank (the "Savings Bank"), hereby confirm their respective agreements with Trident Securities, Inc. ("Trident"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

     1.  Introduction.  Pursuant to an Agreement and Plan of Reorganization
         ------------
adopted by the Mutual Holding Company and Savings Bank on February 11, 1997, as amended (the "Plan"), the Savings Bank will form a first-tier, wholly owned subsidiary known as Community First Banking Company (the "Company"). The Company will in turn from a new wholly owned subsidiary known as CFB Interim Savings Bank ("Interim CFB"). The Mutual Holding Company will convert to an interim federal savings bank ("Interim Mutual") and will simultaneously merge with and into the Savings Bank pursuant to which the Mutual Holding Company will cease to exist and a liquidation account will be established by the Savings Bank for the benefit of certain depositors of the Savings Bank. Interim CFB will then merge with and into the Savings Bank, the Savings Bank will become the wholly owned subsidiary of the Company and all outstanding shares of common stock of the Savings Bank will be canceled. In accordance with the Plan, the Company is offering shares of its common stock, $.01 par value per share (the "Shares" and the "Common Stock", respectively), pursuant to nontransferable subscription rights in a subscription offering (the "Subscription Offering") to certain depositors and borrowers of the Savings Bank and the Company's Employee Stock Ownership Plan (the "ESOP"). If necessary, the Company is offering Shares not subscribed for in the Subscription Offering to the general public in a community offering with preference being given to natural persons residing in Carroll, Coweta, Douglas, Fayette, Heralson, Heard, Henry and Paulding counties in Georgia (the "Community Offering"). If necessary, Shares not purchased in the Subscription and Community Offerings will be offered to the general public by a syndicate of registered broker-dealers as selected dealers to be formed and managed by Trident (the "Syndicated Community Offering"). (The Subscription Offering, the Community Offering, if any, and the Syndicated Community Offering, if any, are collectively referred to as the "Offerings.") The Company will then invest up to 50% of the net proceeds of the Offerings in the Savings Bank in exchange for all outstanding shares of capital stock of the Savings Bank.

     The transactions described above taken in accordance with the Plan, including, without limitation, (i) the formation of the Company, (ii) the formation of Interim CFB, (iii) the conversion of the Mutual Holding Company into Interim Mutual and the merger of such Interim Mutual with and into the Savings Bank, (iv) the merger of Interim CFB with and into the Savings Bank pursuant to which the Savings Bank will become the wholly owned subsidiary of the Company and all outstanding common stock of the Savings Bank will be canceled, (v) the sale of the Shares in the Offerings and (vi) the Company's investment of proceeds of the Offerings into the Savings Bank in exchange for all outstanding capital stock of the Savings Bank, are hereinafter collectively referred to as the "Conversion and Reorganization."

     In the Offerings, the Company is offering between 1,551,250 and 2,098,750 Shares. Under certain circumstances described in the Plan, the number of Shares to be offered may be increased to 2,413,562.

     The Company, the Mutual Holding Company and the Savings Bank have been advised by Trident that it desires to use its best efforts to assist the Company with the sale of the Shares in the Offerings.

     2.  Representations and Warranties.  A.  The Company, the Mutual Holding
         ------------------------------
Company and the Savings Bank jointly and severally represent and warrant to Trident that:

          (a) The Company has filed with the Commission a registration statement, including exhibits, and an amendment or amendments thereto, on Form S-1 (No. 333-23533), including the Prospectus (as hereinafter defined), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"); and such registration statement has become effective under the Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, the Mutual Holding Company and the Savings Bank, threatened by the Commission. Such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the Prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, as amended and supplemented, is herein called the "Registration Statement" and the prospectus and proxy statement, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if the prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Act (the "Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus and proxy statement from and after the time it is filed with or mailed for filing to the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively.

          (b) In order to obtain approval of the Conversion and Reorganization, the Mutual Holding Company has filed a Form AC, Application for Approval of Conversion and Reorganization, including exhibits (as amended or supplemented, the "Conversion Application"), with the Office of Thrift Supervision (the "OTS") under the Home Owners Loan Act, as amended (the "HOLA"), which has been approved by the OTS; and the Prospectus and proxy statement included as part of the Conversion Application have been approved for use by the OTS. No order has been issued by the OTS preventing or suspending the use of the Prospectus; and no action by or before the OTS revoking such approvals is pending or, to the knowledge of the Company, the Mutual Holding Company or the Savings Bank, threatened. The Company has filed a holding company application, including exhibits (as amended or supplemented, the "Holding Company Application"), with the OTS, which has been approved by it. No action by or before the OTS revoking such approval is pending or, to the knowledge of the Company, the Mutual Holding Company or the Savings Bank, threatened.

          (c) As of the date the Registration Statement or any amendment thereto became effective, (i) the Registration Statement and the Prospectus complied with the Act and the Regulations in all material respects and (ii) the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company relating to Trident by or on behalf of Trident expressly for use in the Registration Statement or Prospectus. As of the date the Prospectus or any amendment thereto was mailed by the Mutual Holding Company, the Prospectus complied in all material respects with the rules and regulations of the OTS (the "OTS Regulations").

          (d) As of the date of the Prospectus and at all times subsequent thereto through and including the Closing Date (as hereinafter defined), the Prospectus did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company relating to Trident by or on behalf of Trident expressly for use in the Registration Statement or Prospectus.

          (e) The Company has been duly organized as a Georgia corporation, the Mutual Holding Company has been duly organized as a mutual holding company under the laws of the

     United States, and the Savings Bank has been duly organized as a stock savings and loan association under the laws of the United States, and each of them is validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own its property and conduct its business as described in the Registration Statement and Prospectus; the Savings Bank is a member in good standing of the Federal Home Loan Bank of Atlanta; and the deposit accounts of the Savings Bank are insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable limits. Neither the Company, the Mutual Holding Company, nor the Savings Bank is required to be qualified to do business as a foreign corporation in any jurisdiction where it is not so qualified and where non-qualification would have a material adverse effect on the condition (financial or otherwise), operations, business, assets, earnings, prospects or properties of the Company, the Mutual Holding Company and the Savings Bank, taken as a whole ("Material Adverse Effect"). The Savings Bank has no subsidiary corporations other than Carroll Services and Development Corporation, a Georgia corporation, and does not own equity securities of or an equity interest in any other business enterprise except as described in the Prospectus. The Mutual Holding Company has no subsidiary corporation other than the Savings Bank, CFB Securities, Inc. and CFB Insurance, Inc. and does not own equity securities of or as equity interest in any other business enterprise except as described in the Prospectus. Upon completion of the Conversion and Reorganization, (i) the Savings Bank will be a federally chartered stock savings bank with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Savings Bank will be owned of record and beneficially by the Company, and (iii) the Company will have no direct subsidiaries other than the Savings Bank, CFB Securities, Inc. and CFB Insurance, Inc.

          (f) The Savings Bank and the Mutual Holding Company have good and marketable title to all assets material to their businesses and to those assets described in the Prospectus as owned by them, free and clear of all material liens, charges, encumbrances or restrictions, except as described in the Prospectus and except as could not in the aggregate have a Material Adverse Effect; and all of the leases and subleases under which either of them holds properties, including those described in the Prospectus, are in full force and effect as described therein.

          (g) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of each of the Company, the Mutual Holding Company, the Savings Bank, Interim CFB and Interim Mutual, and this Agreement is a valid and binding obligation of each of the Company, the Mutual Holding Company and the Savings Bank, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement or creditors' rights generally or the rights of creditors of savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy).

          (h) There is no litigation or governmental proceeding pending or, to the knowledge of the Company, the Mutual Holding Company or the Savings Bank, threatened against or involving the Company, the Mutual Holding Company or the Savings Bank or any of their respective assets which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

          (i) The Company, the Mutual Holding Company and the Savings Bank have received the opinion of Powell, Goldstein, Frazer & Murphy LLP to the effect that the Conversion and Reorganization will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended. The Company, the Mutual Holding Company and the Savings Bank have received the opinion of Powell, Goldstein, Frazer and Murphy LLP to the effect that the income tax consequences of the Conversion and Reorganization for the Company, the Mutual Holding Company and the Savings Bank under the income tax laws of Georgia will be substantially the same as the consequences for federal income tax purposes. The facts relied upon in such opinions are accurate and complete.

          (j) Each of the Company, the Mutual Holding Company and the Savings Bank, has all such corporate power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof. The Company, as of the Closing Date, will have all such approvals and orders necessary to issue and sell the Shares to be sold by the Company as provided herein, and the Savings Bank, as of the Closing Date, will have all such approvals and orders necessary to issue and sell the shares of its capital stock to be sold to the Company as provided in the Plan. The Company, the Mutual Holding Company, the Savings Bank, Interim CFB and Interim Mutual, as of the Closing Date, will have all approvals and orders necessary to consummate the Conversion and Reorganization.

          (k) Neither the Company, the Mutual Holding Company, nor the Savings Bank is in violation of any rule or regulation of the OTS or the FDIC that could reasonably be expected to result in any enforcement action against the Company, the Mutual Holding Company or the Savings Bank, or their officers or directors that might have a Material Adverse Effect.

          (l) The consolidated financial statements and any related notes or schedules which are included in the Registration Statement and the Prospectus fairly present the financial condition, results of operations, retained earnings and cash flows of the Mutual Holding Company and the Savings Bank at the respective dates thereof and for the respective periods covered thereby and comply as to form with the applicable accounting requirements of the Regulations and the applicable accounting requirements of the OTS Regulations. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and such financial statements are consistent in all material respects with financial statements and other reports filed by the Mutual Holding Company and the Savings Bank with supervisory and regulatory authorities except as such generally accepted accounting principles may otherwise require. The tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods therein.

          (m) There has been no material change in the condition (financial or otherwise), results of operations, prospects or business, including assets and properties, of the Company, the Mutual Holding Company or the Savings Bank since the latest date as of which such condition is set forth in the Prospectus, except as is set forth therein; and the capitalization, assets, properties and business of the Company, the Mutual Holding Company and the Savings Bank conform in all material respects to the descriptions thereof contained in the Prospectus. Neither the Company, the Mutual Holding Company nor the Savings Bank has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

          (n) No material default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a material default, on the part of the Company, the Mutual Holding Company or the Savings Bank in the due performance and observance of any term, covenant or condition of any agreement which is material to the condition (financial or otherwise), results of operations, prospects or business of the Company, the Mutual Holding Company and the Savings Bank, taken as a whole; said agreements are in full force and effect; and to the knowledge of the Company, the Mutual Holding Company and the Savings Bank, no other party to any such agreement has instituted or threatened any action or proceeding wherein the Company, the Mutual Holding Company or the Savings Bank would or might be alleged to be in default thereunder.

          (o) Neither the Company, the Mutual Holding Company nor the Savings Bank is in violation of its respective charter, articles of incorporation or bylaws or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness. The execution and delivery of this Agreement, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the respective charter, articles of incorporation or bylaws of the Company, the Mutual Holding Company or the Savings Bank or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which either the Company, the Mutual Holding Company or the Savings Bank is bound, or under any governmental license or permit or any law, administrative regulation or authorization, approval, order, court decree, injunction or order, subject to the satisfaction of certain conditions imposed by the OTS in connection with its approvals of the Conversion Application and the Holding Company Application.

          (p) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise may be indicated or contemplated therein, neither the Company, the Mutual Holding Company nor the Savings Bank has issued any securities which will remain issued at the Closing Date or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and consistent with prior practices which is material in light of the businesses of the Company, the Mutual Holding Company and the Savings Bank, taken as a whole.

          (q) Upon consummation of the Conversion and Reorganization, the authorized, issued and outstanding equity capital of the Company shall be as set forth in the Prospectus under the caption "Capitalization," and no equity or debt securities of the Company shall be outstanding immediately prior to the Closing Date; the issuance and the sale of the Shares of the Company have been duly authorized by all necessary action of the Company and approved by the OTS and, when issued in accordance with the terms of the Plan and paid for, shall be validly issued, fully paid and nonassessable and shall conform to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights; and good title to the Shares will be transferred upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens except such liens as may be created as a result of actions or inaction of the purchasers of such Shares. The certificates representing the Shares will conform with the requirements of applicable laws and regulations. The issuance and sale of the capital stock of the Savings Bank to the Company has been duly authorized by all necessary action of the Savings Bank and the Company and appropriate regulatory authorities, and such capital stock, when issued in accordance with the terms of the Plan in exchange for the consideration described in the Prospectus, will be fully paid and nonassessable and will conform to any description thereof contained in the Prospectus.

          (r) No further approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except as shall have been previously obtained.

          (s) All contracts and other documents required to be filed as exhibits to the Registration Statement, the Conversion Application and the Holding Company Application have been filed with the Commission or the OTS, as the case may be.

          (t) Porter Keadle Moore, LLP, which has audited the financial statements of the Mutual Holding Company at December 31, 1996 and 1995 and for the years in the three year period ended December 31, 1996, included in the Prospectus, is an independent public accountant within the meaning of the Act, the Regulations, the OTS Regulations, the Code of Professional Ethics of the American Institute of Certified Public Accountants and other applicable regulatory requirements.

          (u) Ferguson & Company ("Ferguson"), which prepared the Conversion and Reorganization appraisal dated as of February 27, 1997, described in the Prospectus, is independent with respect to the Company, the Mutual Holding Company and the Savings Bank within the meaning of the OTS Regulations, is believed by the Company, the Mutual Holding Company and the Savings Bank to be experienced and expert in rendering corporate appraisals of thrift institutions, and the Company, the Mutual Holding Company and the Savings Bank believe that Ferguson has prepared the pricing information set forth in the Prospectus in accordance with the requirements of the OTS Regulations.

          (v) The Company, the Mutual Holding Company and the Savings Bank have timely filed all required federal, state and local franchise tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities, and the Company, the Mutual Holding Company and the Savings Bank have paid all taxes that have become due and, to their knowledge, have made adequate reserves for similar future tax liabilities.

          (w) All of the loans represented as assets on the most recent financial statements of the Mutual Holding Company included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including, without limitation, usury laws, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect.

          (x) The records of account holders, depositors, borrowers and other members of the Mutual Holding Company delivered to Trident by the Mutual Holding Company or its agent for use during the Conversion and Reorganization are reliable and accurate, and Trident shall have no liability to any person relating to the reliability, accuracy or completeness of such records or for any denial or allocation of subscription rights to purchase Shares based upon such records.

          (y) Neither the Company, the Mutual Holding Company nor the Savings Bank has, to its knowledge made any payment of funds of the Company, the Mutual Holding Company or the Savings Bank prohibited by law. No funds of the Company, the Mutual Holding Company or the Savings Bank have been set aside to be used for any payment prohibited by law.

          (z) To their knowledge, the Company, the Mutual Holding Company and the Savings Bank are in compliance with all laws, rules and regulations relating to environmental protection, and neither the Company, the Mutual Holding Company nor the Savings Bank has any reason to believe that it is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other federal, state or local law regulating hazardous materials or wastes or relating to environmental protection. There are no actions, suits, regulatory investigations or other proceedings pending or, to the knowledge of the Company, the Mutual Holding Company or the Savings Bank, threatened against the Company, the Mutual Holding Company or the Savings Bank relating to environmental protection. No disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company, the Mutual Holding Company or the Savings Bank or, to the knowledge of the Company, the Mutual Holding Company or the Savings Bank has occurred on, in, at or about any of the facilities or properties of the Company, the Mutual Holding Company or the Savings Bank except such disposal, release or discharge, which if discovered, would not have a Material Adverse Effect.

          (aa) The Company, the Mutual Holding Company and the Savings Bank have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses except where the failure to obtain such licenses, permits and governmental authorizations would not have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the Mutual Holding Company and the Savings Bank are complying therewith in all material respects.

          (bb) At the Closing Date, the Company, the Mutual Holding Company, the Savings Bank, Interim CFB and Interim Mutual will have completed the conditions precedent to, and shall have conducted the Conversion and Reorganization in all material respects in accordance with, the Plan and all other applicable laws, regulations, decisions and orders; and, all terms, conditions, requirements and provisions relating to the Conversion and Reorganization imposed by the OTS have been or, with respect to any future OTS conditions, will be complied with by the Company, the Mutual Holding Company, the Savings Bank, Interim CFB and Interim Mutual or appropriate waivers have been or will be obtained.

     B. Trident represents and warrants to the Company, the Mutual Holding Company and the Savings Bank that:

          (i) Trident is registered as a broker-dealer with the Commission, and is in good standing with the Commission and the NASD.

          (ii) Trident is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company, the Mutual Holding Company and the Savings Bank hereunder.

          (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers the accounts of whom may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy).

          (iv) Each of Trident and, to Trident's knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Trident, shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Trident is a registered selling agent, and will remain a registered selling agent, in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, until the Conversion and Reorganization is consummated or terminated.

          (v) The execution and delivery of this Agreement by Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the corporate charter or bylaws of Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which Trident is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order by which Trident is bound.

          (vi) To Trident's knowledge, there is not now pending or threatened against Trident any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Trident's activities as a broker-dealer and which could reasonably be expected to have a material and adverse impact upon Trident's ability to perform its obligations under this Agreement.

     3.  Employment of Trident; Sale and Delivery of the Shares.  On the basis
         ------------------------------------------------------
of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company, the Mutual Holding Company and the Savings Bank hereby employ Trident as their financial advisor and agent to use its best efforts in assisting the Company's sale of the Shares in the

Offerings. The employment of Trident hereunder shall terminate (a) forty-five
(45) days after the Subscription Offering closes, unless the Company, the Mutual Holding Company and the Savings Bank, with the approval of the OTS, are permitted to extend such period of time, or (b) upon consummation of the Conversion and Reorganization, whichever date shall first occur.

     In the event the Company is unable to sell a number of shares sufficient to produce aggregate gross proceeds equal to the pro forma appraised value of the Company and the Savings Bank established for the Conversion and Reorganization within the period herein provided, unless the parties agree otherwise with the consent of the OTS, this Agreement shall terminate, and the Company, the Mutual Holding Company and the Savings Bank shall refund promptly to any persons who have subscribed for any of the Shares, the full amount received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to any other party hereunder, except as set forth in Sections 3(b), 6, 8 and 9 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in one or more special interest-bearing accounts with the Savings Bank until all Shares are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if the required number of Shares is sold.

     If all conditions precedent to the consummation of the Conversion and Reorganization are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates for such Shares to subscribers on the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal office of the Savings Bank at 110 Dixie Street, Carrollton, Georgia, or at such other place as shall be agreed upon between the parties hereto. On such date (the "Closing Date"), Trident shall also be paid the amounts described below in next day funds to Trident in Raleigh, North Carolina.

     In the event this Agreement terminates as set forth above or in the event the Conversion and Reorganization are terminated or fails to close within forty-five (45) days after the close of the Subscription Offering, unless such period is extended by the Company, the Mutual Holding Company and the Savings Bank with the approval of the OTS, then the amounts described below in paragraph (b) shall be paid to Trident within ten (10) days after Trident's written request therefor.

     In addition to the expenses specified in Section 6 hereof, Trident shall receive the following compensation and reimbursements for its services hereunder:

          (a) (i) a management fee of Forty Thousand Dollars ($40,000.00) and
     (ii) a commission equal to one and sixty-five one hundredths of one percent (1.65%) of the aggregate dollar amount of any Shares sold in both the Subscription Offering and Community Offering (excluding any shares sold to the Savings Bank's directors, executive officers and their "associates," as such term is defined in the Plan, or to the ESOP). For stock sold by other NASD member firms under selected dealer's agreements, the commission payable shall equal the agreed-upon fee to be paid to the selected dealers, as approved by the Company and the Savings Bank. All such fees are to be payable in next day funds to Trident in Raleigh, North Carolina, on the Closing Date.

          (b) Trident shall be reimbursed for all allocable expenses, including legal fees, incurred by it whether or not the Conversion and Reorganization are consummated. Full payment of Trident's allocable expenses, including legal fees, shall be made in next day funds on the Closing Date or, if the Conversion and Reorganization are not completed or are terminated for any reason, within ten (10) calendar days of receipt by the Bank of the detailed listing from Trident of its allocable expenses. Trident acknowledges receipt of a $10,000 advance payment from the Savings Bank which shall be credited against the total reimbursement due Trident hereunder.

     The Company and the Savings Bank shall pay any stock issue and transfer taxes which may be payable with respect to the sale of the Shares. The Company and the Savings Bank shall also pay all expenses of the Conversion and Reorganization including but not limited to their attorneys' fees, NASD filing fees, all attorneys' fees and other costs relating to any required "blue sky" or state securities laws research and filings, telephone charges, air freight, rental equipment, supplies, transfer agent charges, fees relating to auditing and accounting and costs of printing and mailing all documents necessary in connection with the Conversion and Reorganization.

     4.  Offering.  Subject to the provisions of Section 7 hereof, Trident is
         --------
acting as financial advisor and assisting the Company, the Mutual Holding Company and the Savings Bank on a best efforts basis in the Company's offering of a minimum of 1,551,250 and a maximum of 2,098,750 Shares, with the possibility of the Company increasing such number of Shares to 2,413,562, in the Subscription Offering, and, if necessary, any shares which remain unsubscribed at the conclusion of the Subscription Offering, in the Community Offering. Any shares which remain unsubscribed at the conclusion of the Subscription and Community Offerings will be offered in the Syndicated Community Offering to the general public through a syndicate of broker-dealers to be formed and managed by Trident. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

     5.  Further Agreements.  The Company, the Mutual Holding Company and the
         ------------------
Savings Bank jointly and severally covenant and agree that:

          (a) If any Shares remain unsubscribed following completion of the Offerings, the Company, to the extent required by the Act or the Regulations, will promptly file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Offerings and any additional information required with respect to the proposed plan of distribution and any revised pricing information.

          (b) The Company and the Mutual Holding Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Company and the Mutual Holding Company authorize Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares and the Conversion and Reorganization.

          (c) The Company and the Mutual Holding Company will notify Trident or its counsel immediately upon discovery, and confirm the notice in writing,
     (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement or amendment to the Prospectus has been filed,
     (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement or from the OTS relating to the Conversion Application, and (v) of the issuance by the OTS of any stop order relating to the Conversion and Reorganization or the use of the Prospectus or the threat of any proceedings for that purpose.
     If the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

          (d) During the time when a prospectus is required to be delivered under the Act, the Company will comply so far as it is able with all requirements imposed upon it by the Act, as now in effect and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus.
     If, during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares, any event relating to or affecting the Company, the Mutual Holding Company, the Savings Bank, Interim CFB or Interim Mutual shall occur as a result of which it is necessary, in the opinion of counsel for Trident, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in any material respect in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company forthwith shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the

     Prospectus of which Trident has not first been furnished a copy or to which Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection, the Company, the Mutual Holding Company and the Savings Bank shall furnish such information with respect to themselves as Trident from time to time may reasonably request.

          (e) The Company has taken or will take all necessary action to qualify or register the Shares for offer and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and either the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

          (f) Appropriate entries will be made in the financial records of the Savings Bank sufficient to establish a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders (as defined in the Plan) in accordance with the requirements of the OTS.

          (g) The Company will file a registration statement for the Common Stock under Section 12(g) of the Exchange Act prior to completion of the Conversion and Reorganization pursuant to the Plan and shall request that such registration statement be effective upon or before completion of the Conversion and Reorganization. The Company shall use its best efforts to maintain the effectiveness of such registration for a minimum period of three years or for such shorter period as may be required by the OTS in its approval of the Conversion Application or in accordance with applicable law.

          (h) For a period of three (3) years from the date of this Agreement (unless the Common Stock shall have been deregistered under the Exchange
     Act), the Company will furnish to Trident, as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to Trident (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other public information concerning the Company as Trident may reasonably request.

          (i) The Company and the Savings Bank shall use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus.

          (j) The Company shall not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived in writing by Trident.

          (k) The Mutual Holding Company or its agent shall provide Trident with records of account holders and borrowers of the Savings Bank and other members of the Mutual Holding Company and shall advise Trident, as to the allocation of deposits and votes and, in the event of an oversubscription, as to the allocation of the Shares and shall provide Trident final instructions as to the allocation of the Shares in such event, and such information shall be accurate, reliable and complete. Trident shall be entitled to rely exclusively on such instructions and shall have no liability to any person for or related to any denial or grant of a subscription for Shares. The Company, the Mutual Holding Company and the Savings Bank shall indemnify and hold Trident harmless for any liability arising out of such instructions or any records of account holders, depositors and borrowers of the Savings Bank and other members of the Mutual Holding Company delivered to Trident by the Company, the Mutual Holding Company or the Savings Bank or their agents for use during the Offerings and the Conversion and Reorganization.

          (l) The Company, the Mutual Holding Company and the Savings Bank will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

          (m) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without Trident's prior written consent, any shares of capital stock other than as described in the Prospectus.

          (n) The Company will use its best efforts to obtain approval for and maintain a quotation of the shares on the Nasdaq National Market effective on or prior to the Closing Date.

          (o) The Company, the Mutual Holding Company and the Savings Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Common Stock in the Subscription Offering and Community Offering on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to consummation of the Conversion and Reorganization or until refunds of such funds have been made to the persons entitled thereto in accordance with the Plan and as described in the Prospectus.

          (p) The Company, the Mutual Holding Company and the Savings Bank shall conduct the Conversion and Reorganization in accordance with the Plan, the OTS Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion and Reorganization.

     6.  Payment of Expenses.  Whether or not the Conversion and Reorganization
         -------------------
is consummated, the Company, the Mutual Holding Company and the Savings Bank shall pay or reimburse Trident for (a) all filing fees paid or incurred by Trident in connection with all filings with the NASD with respect to the Offerings and (b) allocable expenses incurred by Trident relating to the Offerings as provided in Section 3 hereof.

     7.  Conditions of Trident's Obligations.  Except as may be waived by
         -----------------------------------
Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2.A hereof as of the date hereof and as of the Closing Date, to the accuracy of the statements of officers of the Company, the Mutual Holding Company and Savings Bank made pursuant to the provisions hereof, to the performance by the Company, the Mutual Holding Company and Savings Bank of their obligations hereunder and to the following conditions:

          (a) At the Closing Date, Trident shall receive the favorable opinion of Powell, Goldstein, Frazer & Murphy LLP, special counsel for the Company, the Mutual Holding Company and the Savings Bank dated as of the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and to the effect that:

               (i) the Company and Interim CFB have been incorporated and are validly existing as corporations in good standing under the laws of the State of Georgia, the Mutual Holding Company is a validly existing mutual holding company with a corporate existence under the laws of the United States, Interim Mutual is a mutual savings association with a corporate existence under the laws of the United States, and the Savings Bank is validly existing as a stock savings association with a corporate existence under the laws of the United States, each with full power and authority to own its properties and conduct its business as such properties and businesses are described in the Prospectus;

               (ii) each of the Company, the Mutual Holding Company and the Savings Bank has been duly qualified to do business in Georgia and Alabama, which are, to such counsel's knowledge, the only states in which they are doing business;

               (iii) The Savings Bank is a member of the Federal Home Loan Bank of Atlanta, and the deposit accounts of the Savings Bank are insured by the SAIF up to the applicable limits and, to such counsel's knowledge, no actions or proceedings are pending or threatened to suspend or revoke such membership or insurance coverage;

               (iv) the Company, the Mutual Holding Company and the Savings Bank have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses of which such counsel has knowledge, except where the failure to obtain such licenses, permits and governmental authorizations would not have a Material Adverse Effect, and to such counsel's knowledge, all such licenses, permits and other governmental authorizations are in full force and effect, except where the failure to hold such licenses, permits or other governmental authorizations would not have a Material Adverse Effect;

               (v) the Plan complies with, and the Conversion and Reorganization have been effected in all material respects in accordance with, the HOLA and the OTS Regulations; all of the terms, conditions, requirements and provisions with respect to the Plan and the Conversion and Reorganization, except with respect to satisfaction of the post-Conversion and Reorganization conditions in the approvals of the Conversion Application and the Holding Company Application have been complied with by the Company, the Mutual Holding Company, the Savings Bank, Interim CFB and Interim Mutual; and, to such counsel's knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS in approving the Plan or the Conversion and Reorganization;

               (vi) the Company and the Savings Bank have authorized common stock as set forth in the Registration Statement and the Prospectus, and the descriptions of such common stock in the Registration Statement and Prospectus are accurate and complete in all material respects;

               (vii) the issuance and sale of the Shares have been duly and validly authorized by all necessary corporate action on the part of the Company; the Shares, upon receipt of payment and issuance in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights, and purchasers of the Shares from the Company, upon issuance thereof against payment therefor, will acquire such shares free and clear of all claims, encumbrances, security interests and liens whatsoever created or suffered to be created by the Company;

               (viii) the certificates for the Shares are in due and proper form and comply with Georgia law;

               (ix) the issuance and sale of the capital stock of the Savings Bank to the Company have been duly authorized by all necessary corporate action of the Savings Bank and the Company and have received the approval of the OTS, and such capital stock, upon receipt of payment and issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and owned of record and, to such counsel's knowledge, beneficially by the Company;

               (x) subject to the satisfaction of the post-Conversion and Reorganization conditions in the approvals of the Conversion Application and the Holding Company

          Application, no approval, authorization, consent or other order of any public board or body not previously received is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion and Reorganization;

               (xi) the execution and delivery of this Agreement and the consummation of the Conversion and Reorganization have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of each of the Company, the Mutual Holding Company, the Savings Bank, Interim CFB and Interim Mutual; and this Agreement is a legal, valid and binding obligation of the Company, the Mutual Holding Company and the Savings Bank, enforceable in accordance with its terms, except (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or similar laws affecting the enforceability of creditors' rights generally or the rights of creditors of federally chartered savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC and subject, (b) as to the enforcement of equitable remedies, including the remedy of specific performance and injunctive and other forms of equitable relief which may be subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought, to general principles of equity regardless of whether the enforceability is considered in a proceeding at law or in equity, and (c) to the extent that the obligations of the Company, the Mutual Holding Company and the Savings Bank under the indemnification and contribution provisions of Section 8 and 9 of this Agreement may be limited by federal or state securities laws, or unenforceable as against public policy;

               (xii) the statements in the Prospectus under the captions "Dividend Policy," "Regulation," "Taxation," "The Conversion and Reorganization," "Certain Restrictions on Acquisition of the Company" and "Description of Capital Stock," insofar as they are, or refer to, statements of law or legal conclusions, have been prepared or reviewed by such counsel and are correct in all material respects;

               (xiii) the OTS has approved the Conversion Application and the Conversion and Reorganization, and the Prospectus has been authorized for use by the OTS; the Registration Statement and any post-effective amendment thereto has been declared effective by the Commission; the Holding Company Application has been approved by the OTS; the Company's registration statement under Section 12(g) of the Exchange Act has been declared effective by the Commission; and to such counsel's knowledge, no proceedings are pending by or before the Commission or the OTS seeking to revoke or rescind the orders declaring the Registration Statement or Exchange Act registration statement effective or approving the Conversion Application, the Conversion and Reorganization or the Holding Company Application, and to such counsel's knowledge, no such proceedings are contemplated or threatened;

               (xiv) the Conversion Application, including the Prospectus, at the time it was approved; and the Registration Statement, including the Prospectus, at the time it became effective, in each case as amended, complied as to form in all material respects with the requirements of the Act and all rules, regulations, decisions and orders of the OTS and the Commission, as the case may be (except as to information with respect to Trident included therein and financial statements, notes to financial statements, financial tables, pro forma and other financial and statistical data, including the appraisal, included therein, as to which an opinion need not be expressed); all exhibits required to be filed with the Conversion Application and the Registration Statement have been so filed; and the descriptions in the Conversion Application and the Registration Statement of such documents and exhibits are accurate in all material respects; except as set forth in the Prospectus, to such counsel's knowledge (a) there are no legal or governmental proceedings pending or threatened against or involving the assets of the Company, Mutual Holding Company or the Savings Bank required to be disclosed in the Prospectus, (b) there are not any statutes, regulations, contracts or other documents required to be described or disclosed in the Prospectus which are not so described or disclosed, and (c) the description in the Prospectus of the statutes, regulations, contracts and other documents therein described are in all material respects accurate summaries and fairly present the information required to be shown;

               (xv) the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated hereby shall not conflict with nor result in a breach of the Articles of Incorporation, Charter or bylaws of the Company, the Mutual Holding Company or the Savings Bank, nor, to such counsel's knowledge, constitute a breach of or default in any material respect (or an event which, with notice or lapse of time or both, would constitute a default in any material respect) under, nor give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition or any material lien, charge or other encumbrance upon any of the properties or assets of the Company, the Mutual Holding Company or the Savings Bank pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Mutual Holding Company or the Savings Bank is a party or by which it or its assets or properties may be bound or is subject, or any governmental license or permit, which in any such event would result in a Material Adverse Effect; nor will any of such actions, to such counsel's knowledge, violate any law, administrative regulation or order or court order, writ, injunction or decree to the extent such violation would result in a Material Adverse Effect;

               (xvi) to such counsel's knowledge, there has been no breach of the Articles of Incorporation, Charter or bylaws of the Company, the Mutual Holding Company or the

          Savings Bank, or material breach or material default (or the occurrence of any event which, with the lapse of time or action, or both, by a third party, would result in a material breach or a material default), under any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Mutual Holding Company or the Savings Bank is a party or by which any of them or any of their respective assets or properties may be bound, or any governmental license or permit, or a violation of any law, administrative regulation or order, or court order, writ, injunction or decree which in any such event would have a Material Adverse Effect.

          In rendering such opinion, such counsel may rely as to matters of fact on certificates of officers and directors of the Company, the Mutual Holding Company or the Savings Bank and certificates of public officials. For purposes of such opinion, any litigation or governmental proceeding is not considered to be "threatened" unless the potential litigant or governmental authority has manifested to the management of the Company, the Mutual Holding Company or the Savings Bank or to their counsel, a present intention to initiate such litigation or proceeding.

          (b) At the Closing Date, Trident shall receive the letter of Powell, Goldstein, Frazer & Murphy, LLP, counsel for the Company, the Mutual Holding Company and the Savings Bank dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and to the effect that based upon such counsel's participation in conferences with representatives of the Company, the Mutual Holding Company and the Savings Bank, their counsel, the independent appraiser and the independent public accountants for the Company, the Mutual Holding Company and the Savings Bank, Trident and Trident's counsel, review of various documents, such counsel's understanding of applicable law (including the requirements of Form S-1 and the character of the Registration Statement contemplated thereby) and the experience such counsel has gained in its practice under the Act, nothing has come to such counsel's attention that would lead such counsel to believe (i) that the Registration Statement (except as to the financial statements, notes to financial statements, appraisal, financial tables, pro forma and other financial and statistical data contained therein, which such counsel need not address), at the time it became effective and at the time any post-effective amendment thereto became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading or (ii) that the Prospectus (except as to financial statements, notes to financial statements, appraisal, financial tables, pro forma and other financial and statistical data contained therein, which such counsel need not address), as of its date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) Counsel for Trident shall have been furnished such documents as it reasonably may require for the purpose of enabling it to review or pass upon the matters required by

     Trident, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company, the Mutual Holding Company and the Savings Bank regarding the authorization of this Agreement and the transactions contemplated hereby.

          (d) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material change in the condition, financial or otherwise, business, prospects or results of operations of the Company, the Mutual Holding Company or the Savings Bank taken as a whole since the latest date as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no transaction entered into by the Company, the Mutual Holding Company or the Savings Bank after the latest date as of which the financial condition of the Mutual Holding Company and Savings Bank is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company, the Mutual Holding Company and the Savings Bank, taken as a whole; (iii) neither the Company, the Mutual Holding Company nor the Savings Bank shall have received from the OTS, the Commission or any other governmental agency or authority any direction (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company, the Mutual Holding Company and the Savings Bank, taken as a whole, with which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company, the Mutual Holding Company or the Savings Bank or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, operations, prospects, financial condition or income of the Company, the Mutual Holding Company and the Savings Bank, taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and the Company shall have agreed upon.

          (e) At the Closing Date, Trident shall receive a certificate of the President and the principal financial officer of each of the Company, the Mutual Holding Company and the Savings Bank, dated the Closing Date, to the effect that: (i) they have examined the Prospectus, and, at the time the Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material change in the business, condition (financial or otherwise), prospects or results of operations of the Company, the Mutual Holding Company or the Savings Bank, and the conditions set forth in clauses (i) through (v) inclusive of subsection (d) of this Section 7 have been satisfied; (iii) to the best knowledge of such officers, no order has been issued by the Commission or the OTS to suspend the Subscription Offering or the Community Offering or the effectiveness of the Registration Statement or the right of the Company or the Mutual Holding Company to use or distribute the Prospectus, and no action for any of such purposes has been instituted or threatened by the Commission or the OTS; (iv) to the knowledge of such officers, no person has sought to obtain review of the final actions of the OTS approving the Plan and the Conversion and Reorganization; and (v) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

          (f) At the Closing Date, Trident shall receive, among other documents,
     (i) copies of the letters from the OTS approving the Conversion Application and the Holding Company Application and authorizing the use of the Prospectus, (ii) if available, a copy of the order of the Commission declaring the Registration Statement effective; (iii) if available, a copy of the order of the Commission declaring effective the registration statement filed under the Exchange Act, (iv) copies of the letters from the OTS evidencing the corporate existence of the Mutual Holding Company, Savings Bank and Interim Mutual; (v) a copy of the letter from the Georgia Secretary of State evidencing the good standing of the Company and Interim CFB; and (vi) copies of the charters of the Company and Interim CFB, certified by the Georgia Secretary of State.

          (h) Concurrently with the execution of this Agreement, Trident shall have received a letter from Porter Keadle Moore, LLP, independent certified public accountants, dated the date hereof and addressed to Trident, in substance and form satisfactory to counsel for Trident, with respect to the financial statements and certain financial information contained in the Prospectus, to the effect that (i) they are independent certified public accountants with respect to the Company, the Mutual Holding Company and the Savings Bank within the meaning of the Act, the Regulations and the Code of Professional Ethics of the American Institute of Certified Public Accountants; (ii) in their opinion, the financial statements and schedules audited by them and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations; and (iii) in addition to the audits referred to in their report included in the Prospectus and on the basis of certain other limited procedures, including an inspection of the minute books of the Mutual Holding Company and the Savings Bank since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Mutual Holding Company and the Savings Bank responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, they have carried out certain specified procedures, not constituting an audit, in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by counsel to Trident which are derived from the general accounting records of the Mutual Holding Company and the Savings Bank, which appear in the Prospectus or in exhibits and schedules to the Registration Statement, and have compared certain of such amounts, percentages and financial information with the accounting records of the Mutual Holding Company and the Savings Bank and have found them to be in agreement.

          (j) At the Closing Date, Trident shall receive a letter in form and substance satisfactory to counsel for Trident from Porter Keadle Moore, LLP, independent certified public accountants, dated the Closing Date and addressed to Trident, confirming the statements made by it in the letter delivered by it pursuant to the preceding subsection as of a specified date not more than five (5) business days prior to the Closing Date.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the opinion of Trident and its counsel, satisfactory to Trident and its counsel. Any certificates signed by an officer or director of the Company, the Mutual Holding Company or Savings Bank prepared for Trident's reliance and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Company, the Mutual Holding Company and the Savings Bank to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement as aforesaid, the Company, the Mutual Holding Company and the Savings Bank shall reimburse Trident for its allocable expenses as provided in Sections 3(b) and 6 hereof.

     8.  Indemnification.
         ----------------

          (a) The Company, the Mutual Holding Company and the Savings Bank jointly and severally agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of or based upon (A) any misrepresentation by the Company, the Mutual Holding Company or the Savings Bank in this Agreement or any breach of warranty by the Company, the Mutual Holding Company or the Savings Bank with respect to this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements contained in (i) the Registration Statement or the Prospectus or
     (ii) any application (including the Conversion Application and the Holding Company Application or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Company, the Mutual Holding Company, the Savings Bank, Interim CFB or Interim Mutual or based upon written information furnished by or on behalf of the Company, the Mutual Holding Company, the Savings Bank, Interim CFB or Interim Mutual, whether or not filed in any jurisdiction, to effect the Conversion and Reorganization or qualify the Shares under the securities laws thereof or filed with the OTS or Commission, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company, the Mutual Holding Company or the Savings Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application, as the case may be, or (iii) any unwritten statement made to a purchaser of the Shares by any director or officer or any person employed by or associated with the Company, the Mutual Holding Company or the Savings Bank other than Trident, its officers, directors, employees or agents, (B) the participation by Trident in the Conversion and Reorganization, or (C) any business practice of the Company, the Mutual Holding Company or the Savings Bank. This indemnity shall be in addition to any liability the Company, the Mutual Holding Company or the Savings Bank may have to Trident otherwise.

          (b) The Company, the Mutual Holding Company and the Savings Bank shall jointly and severally indemnify and hold Trident harmless for any liability whatsoever, including without limitation any liability to any person for or related to any denial or grant of a subscription in whole or in part, arising out of or related to (i) any instructions given by the Company, the Mutual Holding Company or the Savings Bank to Trident with respect to the allocation of the Shares among subscribers pursuant to Section 6(k) or (ii) any records of account holders, depositors and borrowers of the Savings Bank and other members of the Mutual Holding Company delivered to Trident by the Company, the Mutual Holding Company or the Savings Bank or their agents for use during the Conversion and Reorganization.

          (c) Trident agrees to indemnify and hold harmless the Company, the Mutual Holding Company and the Savings Bank, their officers, directors and employees and each person, if any, who controls the Company and the Association within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Association to Trident set forth in Section 8(a) above, but only with respect to (i) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, or in any Application in reliance upon, and in conformity with, written information furnished to the Company, the Mutual Holding Company or the Saving Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or in any Application, or (ii) any misrepresentation by Trident in Section 2.B. of this Agreement.

          (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent.

          (e) To the extent applicable, this Section 8 is subject to and limited by the provisions of Section 23A of the Federal Reserve Act.

     9.  Contribution.  In order to provide for just and equitable contribution
         ------------
in circumstances in which the indemnity agreement provided for in Section 8 above is for any reason held to be unavailable to Trident, the Company, the Mutual Holding Company or the Savings Bank other than in accordance with its terms, the Company, the Mutual Holding Company and the Savings Bank, on the one hand, and Trident, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Mutual Holding Company and the Savings Bank, on the one hand, and Trident, on the other hand, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Mutual Holding Company and the Savings Bank, on the one hand, and Trident, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, the Mutual Holding Company and the Savings Bank, on the one hand, and Trident, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Mutual Holding Company and the Savings Bank, on the one hand, and Trident, on the other hand, shall be deemed to be in the same proportion as the total gross proceeds received by the Company from the Offerings bears to the total fees received by Trident under this Agreement. The relative fault of the Company, the Mutual Holding Company and the Savings Bank, on the one hand, and Trident, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Mutual Holding Company or the Savings Bank or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Mutual Holding Company and the Savings Bank, and Trident agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 9, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to this Agreement exceed the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     To the extent applicable, this Section 9 is subject to and limited by the provisions of Section 23A of the Federal Reserve Act.

     10.  Survival of Agreements, Representations and Indemnities.  The
          -------------------------------------------------------
respective indemnities of the Company, the Mutual Holding Company and the Savings Bank and Trident and the representations and warranties of the Company, the Mutual Holding Company and the Savings Bank, and Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Company, the Mutual Holding Company and the Savings Bank, or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Company, the Mutual Holding Company or the Savings Bank, and any controlling persons described in Section 8 above shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

     11.  Termination.
          ------------

          (a) Trident may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective, as follows: If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Company, the Mutual Holding Company, the Savings Bank or the Conversion and Reorganization; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material change in the capitalization, condition, prospects or business of the Company, the Mutual Holding Company or the Savings Bank, or if the Company, the Mutual Holding Company or the Saving Bank shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall be material breach of this Agreement by the Company, the Mutual Holding Company or the Savings Bank.

          (b) If Trident elects to terminate this Agreement as provided in subsection (a) above, the Company, the Mutual Holding Company and the Savings Bank shall be notified promptly by telephone or telegram, confirmed by letter.

          (c) In addition to the other provisions set forth herein with respect to payments due upon termination, if this Agreement is terminated by Trident for any of the reasons set forth in subsection (a) above, and to fulfill its obligations, if any, pursuant to Sections 3(b), 6, 8 and 9 of this Agreement and upon demand, the Company, the Mutual Holding Company or the Savings Bank shall pay Trident the full amount so owing thereunder.

          (d) The Mutual Holding Company may terminate the Conversion and Reorganization in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Company, the Mutual Holding Company and the Savings Bank shall be required to (i) pay Trident the amounts due under Sections 3(b) and 6 hereof, without any reduction because the Conversion and Reorganization was not consummated, and (ii) perform their obligations which are set forth in Sections 8 and 9 hereof.

     12.  Notices.  All communications hereunder, except as herein otherwise
          -------
specifically provided, shall be in writing and if sent to Trident shall be mailed, delivered or telegraphed and confirmed to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Timothy E. Lavelle (with a copy to Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., 230 North Elm Street, 2000 Renaissance Plaza, P.O. Box 26000, Greensboro, North Carolina

27420, Attention: Randall A. Underwood, Esquire) and if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to Community First Banking Company, CF Mutual Holdings and Carrollton Federal Bank, FSB, 110 Dixie Street, P. O. Box 250, Carrollton, Georgia 30117, Attention: Gary D. Dorminey (with a copy to Powell, Goldstein, Frazer & Murphy LLP, 16th Floor, 191 Peachtree Street, N.E., Atlanta, Georgia 30303, Attention: Walter G. Moeling, IV, Esq.). The Company, the Mutual Holding Company and the Savings Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of Trident when the same shall have been given by the undersigned or any other officer of Trident. Trident shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company, the Mutual Holding Company or the Savings Bank, when the same shall have been given by the undersigned or any other officer of the Company, the Mutual Holding Company or the Savings Bank.

     13.  Parties.  This Agreement shall inure solely to the benefit of, and
          -------
shall be binding upon, Trident, the Company, the Mutual Holding Company and the Savings Bank and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     14.  Partial Invalidity.  In the event that any term, provision or covenant
          ------------------
herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

     15.  Amendment.  This Agreement may be amended only by a subsequent writing
          ---------
signed by all parties hereto.

     16.  Construction.  Unless governed by preemptive federal law, this
          ------------
Agreement shall be governed by and construed in accordance with the substantive laws of North Carolina. Note: our opinion will assume the agreement is governed by Georgia law.

     17.  Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

     Please acknowledge your agreement to the foregoing by signing below and returning one copy of this letter to the Company.

COMMUNITY FIRST BANKING COMPANY        CF MUTUAL HOLDINGS

By: /s/ Gary D. Dorminey               By: /s/ Gary D. Dorminey
   ----------------------------           ---------------------------------
    Gary D. Dorminey                       Gary D. Dorminey
    President                              President

Date:                    , 1997        Date:                             , 1997
     --------------------                   -----------------------------



CARROLLTON FEDERAL BANK, FSB

By: /s/ Gary D. Dorminey
   ----------------------------
    Gary D. Dorminey
    President

Date:                    , 1997
     --------------------



AGREED TO AND ACCEPTED:

TRIDENT SECURITIES, INC.

By: /s/ Timothy E. Lavelle
   ----------------------------
    Timothy E. Lavelle
    President

Date:                    , 1997
     --------------------